EXHIBIT 4.56

FOURTH AMENDMENT TO

MULTI-YEAR REVOLVING CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO MULTI-YEAR REVOLVING CREDIT AGREEMENT (this “Fourth Amendment”) is made and entered into as of the 30th day of June, 2007 (the “Fourth Amendment Effective Date”), among ENTERPRISE PRODUCTS OPERATING LLC, a Texas limited liability company, successor-in-interest to Enterprise Products Operating L.P., a Delaware limited partnership (“Borrower”); WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”) for each of the lenders (the “Lenders”) that is a signatory or which becomes a signatory to the hereinafter defined Credit Agreement; and the Lenders party hereto.

R E C I T A L S:

A.         On August 25, 2004, the Borrower, the Lenders and the Administrative Agent entered into a certain Multi-Year Revolving Credit Agreement, amended by that certain First Amendment to Multi-Year Revolving Credit Agreement dated October 5, 2005, that certain Second Amendment to Multi-Year Revolving Credit Agreement dated June 22, 2006, and that certain Third Amendment to Multi-Year Revolving Credit Agreement dated January 5, 2007 (as so amended, the “Credit Agreement”) whereby, upon the terms and conditions therein stated, the Lenders agreed to make certain Loans (as defined in the Credit Agreement) and extend certain credit to the Borrower.

B.         The parties hereto mutually desire to amend the Credit Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Borrower, the Lenders party hereto and the Administrative Agent hereby agree as follows:

1.	Certain Definitions.

1.1        Terms Defined Above. As used in this Fourth Amendment, the terms “Administrative Agent”, “Borrower”, “Credit Agreement”, “Fourth Amendment” and “Fourth Amendment Effective Date”, shall have the meanings indicated above.

1.2        Terms Defined in Agreement. Unless otherwise defined herein, all terms beginning with a capital letter which are defined in the Credit Agreement shall have the same meanings herein as therein unless the context hereof otherwise requires.

2.	Amendments to Credit Agreement.
2.1	Defined Terms.

(a)        The term “Agreement,” as defined in Section 1.01 of the Credit Agreement, is hereby amended to mean the Credit Agreement, as amended and supplemented by this Fourth Amendment and as the same may from time to time be further amended or supplemented.

(b)        The term "Borrower" as defined in Section 1.01 of the Credit Agreement, is hereby amended in its entirety to read as follows:

"Borrower" means Enterprise Products Operating LLC, a Texas limited liability company, successor-in-interest to Enterprise Products Operating L.P., a Delaware limited partnership.

(c)         The term "Change in Control" as defined in Section 1.01 of the Credit Agreement, is hereby amended in its entirety to read as follows:

“Change in Control” means the occurrence of any of the following events:

(i)         Continuing Directors cease for any reason to constitute collectively a majority of the members of the board of directors of Manager or GP LLC then in office;

(ii)       any Person or related Persons constituting a group (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934, as amended) obtains direct or indirect beneficial ownership interest in the Manager or GP LLC greater than the direct or indirect beneficial ownership interests of EPCO and its Affiliates in the Manager or GP LLC; or

(iii)     Manager and EPD shall cease to own, directly or indirectly, all of the Equity Interests (including all securities which are convertible into Equity Interests) of Borrower.

As used herein, “Continuing Director” means any member of the board of directors of Manager or GP LLC, respectively, who (x) is a member of such board of directors as of the date hereof or is specified in EPD's filings with the SEC filings prior to the date hereof as a Person who is to become a member of such board as of the Effective Date, or (y) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

(d)        The terms "General Partner", "Limited Partner", "Limited Partner Guaranty Agreement" and "Partnership Agreement" as defined in Section 1.01 of the Credit Agreement are hereby deleted.

2.2        Additional Defined Terms. Section 1.01 of the Credit Agreement is hereby further amended and supplemented by adding the following new definitions, which read in their entirety as follows:

"Company Agreement" means the Company Agreement of the Borrower dated as of June 30, 2007 between Manager and EPD, as members, substantially in the form provided to the Lenders, as such Company Agreement may be amended, modified and supplemented from time to time.

"EPD" means Enterprise Products Partners L.P., a Delaware limited partnership, or any other Person that is the "Guarantor" as defined in the March 15, 2000 Indenture or any replacement indenture.

"EPD Guaranty Agreement" means an agreement executed by EPD in form and substance satisfactory to the Administrative Agent guaranteeing, unconditionally, payment of any principal of or interest on the Loans, any reimbursement obligations in respect of any LC Disbursement or any other amount payable under this Agreement, when and as the same shall become due and payable.

“Fourth Amendment” means that certain Fourth Amendment to Multi-Year Revolving Credit Agreement dated as of June 30, 2007, among the Borrower, the Lenders party thereto and the Administrative Agent.

“Fourth Amendment Effective Date” means June 30, 2007.

"Manager" means Enterprise Products OLPGP, Inc., a Delaware corporation.

2.3        Manager; EPD. Each reference to "General Partner" in the Credit Agreement is hereby amended to refer instead to "Manager", and each reference to "Limited Partner" in the Credit Agreement is hereby amended to refer instead to "EPD".

2.4        EPD Guaranty Agreement. Each reference to "Limited Partner Guaranty Agreement" in the Credit Agreement is hereby amended to refer instead to "EPD Guaranty Agreement".

2.5        Company Agreement. Each reference to "Partnership Agreement" in the Credit Agreement is hereby amended to refer instead to "Company Agreement".

2.6        Authorization. The references to "partnership" in the first sentence of Section 3.02 of the Credit Agreement are hereby amended to refer instead to "limited liability company", and the reference to "partner" in such first sentence of Section 3.02 of the Credit Agreement is hereby amended to refer instead to "member".

2.7        Liability of Manager. Section 9.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 9.14. Liability of Manager. It is hereby understood and agreed that Manager shall have no personal liability, as a member of the Borrower or otherwise, for the payment of any amount owing or to be owing hereunder.

2.8        Consent and Waiver re: Reorganization of Borrower. Each Lender party hereto hereby consents to the conversion of Borrower from a Delaware limited partnership into a Texas limited partnership, and Borrower's subsequent merger with and into a Texas limited liability company, with such Texas limited liability company as survivor (the "Reorganization") and as the Borrower under the Credit Agreement, and each Lender party hereto hereby waives any Default or Event of Default under Section 6.03 of the Credit Agreement caused thereby.

2.9        Conditions Precedent. The obligation of the Lenders party hereto and the Administrative Agent to enter into this Fourth Amendment shall be conditioned upon the following conditions precedent:

(a)        The Administrative Agent shall have received a copy of this Fourth Amendment, duly completed and executed by the Borrower and Required Lenders; and acknowledged and ratified by EPD pursuant to a duly executed Acknowledgement and Ratification in the form of Exhibit A attached hereto.

(b)        The Administrative Agent shall have received a certificate, dated the Fourth Amendment Effective Date and signed by the President, an Executive Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement, and Section 2.9(d) hereof.

(c)         The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Fourth Amendment Effective Date, including, to the extent invoiced five (5) Business Days prior to closing, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(d)        As of the Fourth Amendment Effective Date, no Material Adverse Change exists.

(e)        The Administrative Agent shall have received a fully-executed copy of the Company Agreement and file-stamped copies of such documents, certificates and articles as the Administrative Agent or its counsel may reasonably request relating to the Reorganization.

(f)         The Administrative Agent shall have received such other information, documents or instruments as it or its counsel may reasonably request.

Section 2.10    Effectiveness. Subject to the satisfaction of the conditions precedent set forth in Section 2.9 hereof, this Fourth Amendment shall be effective immediately upon the consummation of the Reorganization.

3.	Representations and Warranties. The Borrower represents and warrants that:

(a)        there exists no Default or Event of Default, or any condition or act which constitutes, or with notice or lapse of time or both would constitute, an Event of Default under the Credit Agreement, as hereby amended and supplemented;

(b)        the Borrower has performed and complied with all covenants, agreements and conditions contained in the Credit Agreement, as hereby amended and supplemented, required to be performed or complied with by it;

(c)        the representations and warranties of the Borrower contained in the Credit Agreement, as hereby amended and supplemented, were true and correct in all material respects when made, and are true and correct in all material respects at and as of the time of delivery of this Fourth Amendment, except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date; and

(d)        Borrower, as successor-in-interest to Enterprise Products Operating L.P., a Delaware limited partnership, hereby ratifies and affirms its obligations under the Credit Agreement and the Notes, acknowledges that all such obligations have been assumed by Borrower by operation of law, and expressly assumes all such obligations.

4.          Extent of Amendments. Except as expressly herein set forth, all of the terms, conditions, defined terms, covenants, representations, warranties and all other provisions of the Credit Agreement are herein ratified and confirmed and shall remain in full force and effect.

5.          Counterparts. This Fourth Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.          References. On and after the Fourth Amendment Effective Date, the terms “Agreement”, “hereof”, “herein”, “hereunder”, and terms of like import when used in the Credit Agreement shall, except where the context otherwise requires, refer to the Credit Agreement, as amended and supplemented by this Fourth Amendment.

7.          Governing Law. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of New York and applicable federal law.

THIS FOURTH AMENDMENT, THE CREDIT AGREEMENT, AS AMENDED HEREBY, THE NOTES AND THE OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

This Fourth Amendment shall benefit and bind the parties hereto, as well as their respective assigns, successors, heirs and legal representatives.

[Signatures Begin on Next Page]

EXECUTED as of the Fourth Amendment Effective Date.

BORROWER:

ENTERPRISE PRODUCTS OPERATING LLC,

a Texas limited liability company, successor-in-interest to Enterprise Products Operating L.P., a Delaware limited partnership

By:          Enterprise Products OLPGP, Inc., its sole Manager

By	/s/ W. Randall Fowler
W. Randall Fowler
Senior Vice President and Treasurer

WACHOVIA BANK,

NATIONAL ASSOCIATION,

individually, as Administrative Agent,

as Issuing Bank and as Swingline Lender

By	/s/ Shannan Townsend
Name: Shannan Townsend
Title: Director

CITIBANK, N.A.

Individually and as Co-Syndication Agent

By	/s/ Todd Mogil
Name: Todd Mogil
Title: Attorney-in-Fact

JPMORGAN CHASE BANK,

Individually and as Co-Syndication Agent

By	/s/ Dianne L. Russell
Name: Dianne L. Russell
Title: Vice President

MIZUHO CORPORATE BANK, LTD.,

Individually and as Co-Documentation Agent

By	/s/ Raymond Ventura
Name: Raymond Ventura
Title: Deputy General Manager

SUNTRUST BANK,

Individually and as Co-Documentation Agent

By	/s/ David Edge
Name: David Edge
Title: Managing Director

THE BANK OF NOVA SCOTIA,

Individually and as Co-Documentation Agent

By	/s/ A. Ostrov
Name: A. Ostrov
Title: Director

BARCLAYS BANK PLC,

Individually and as a Senior Managing Agent

By	/s/ Nicholas Bell
Name: Nicholas Bell
Title: Director

BAYERISCHE HYPO-UND VEREINSBANK

AG, NEW YORK BRANCH, Individually and as

a Senior Managing Agent

By	/s/ Yoram Dankner
Name: Yoram Dankner
Title: Managing Director

By	/s/ Shannon Batchman
Name: Shannon Batchman
Title: Director

BMO CAPITAL MARKETS FINANCING, INC.,

Individually and as a Senior Managing Agent

By	/s/ Cahal B. Carmody
Name: Cahal B. Carmody
Title: Vice President

THE ROYAL BANK OF SCOTLAND plc,

Individually and as a Senior Managing Agent

By	/s/ Patricia Dundee
Name: Patricia Dundee
Title: Managing Director

BANK OF AMERICA, N.A.,

Individually and as a Managing Agent

By	/s/ Gabe Gomez
Name: Gabe Gomez
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ,

LTD., HOUSTON AGENCY, Individually and as

a Managing Agent

By	/s/ John McGhee
Name: John McGhee
Title: Vice President & Manager

BNP PARIBAS,

Individually and as a Managing Agent

By	/s/ Polly Schott
Name: Polly Schott
Title: Vice President

By	/s/ Greg Smothers
Name: Greg Smothers
Title: Vice President

LEHMAN COMMERCIAL PAPER INC.,

Individually and as a Managing Agent

By      /s/ Adrian De LaGarde

Name: Adrian De LaGarde
Title: Authorized Signatory

MORGAN STANLEY BANK,

Individually and as a Managing Agent

By	/s/ Stephen B. King
Name: Stephen B. King
Title: Authorized Signatory
Morgan Stanley Bank

UBS LOAN FINANCE LLC,

Individually and as a Managing Agent

By	/s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

By	/s/ Richard L. Tavrow
Name: Richard L. Tavrow
Title: Director

SOCIETE GENERALE,

Individually and as Co-Agent

By	/s/ Christian Nelly
Name: Christian Nelly
Title: Vice President

FORTIS BANK S.A./N.V., CAYMAN ISLANDS

BRANCH, a Lender

By	/s/ Mason Chau
Name: Mason Chau
Title: AVP

By	/s/ Laurie Albright
Name: Laurie Albright
Title: Loan Closer

ING CAPITAL LLC, a Lender

By	/s/ Richard Ennis
Name: Richard Ennis
Title: Managing Director

SUMITOMO MITSUI BANKING

CORPORATION, a Lender

By	/s/ William M. Ginn
Name: William M. Ginn
Title: General Manager

BAYERISCHE LANDESBANK,

NEW YORK BRANCH,

Individually and as Co-Agent

By	/s/ Nikolai von Mengden
Name:	Nikolai von Mengden
Title:	Senior Vice President

By	/s/ Donna M. Quilty
Name:	Donna M. Quilty
Title:	Vice President

[INTENTIONALLY OMITTED]

DNB NOR BANK ASA,

Individually and as Co-Agent

By	/s/ Thomas Tangen
Name:	Thomas Tangen
Title:	Vice President

By	/s/ Cathleen Buckley
Name:	Cathleen Buckley
Title:	Vice President

ROYAL BANK OF CANADA,

Individually and as Co-Agent

By      /s/ David A. McCluskey

Name:	David A. McCluskey
Title:	Authorized Signatory

INTENTIONALLY OMITTED

MERRILL LYNCH BANK USA, a Lender

By	/s/ Derek Befus
Name:	Derek Befus
Title:	Vice President

WELLS FARGO BANK,

NATIONAL ASSOCIATION, a Lender

By	/s/ Charles W. Randall
Name:	Charles W. Randall
Title:	Vice President

CAPITAL ONE, N.A., a Lender

By	/s/ Nancy G. Moragas
Name:	Nancy G. Moragas
Title:	Senior Vice President

EXHIBIT A

ACKNOWLEDGMENT AND RATIFICATION OF GUARANTOR

The undersigned (“Guarantor”) hereby expressly (i) acknowledges the terms of the foregoing Fourth Amendment to Multi-Year Revolving Credit Agreement; (ii) ratifies and affirms its obligations under its Guaranty Agreement dated as of August 25, 2004, in favor of the Administrative Agent; (iii) acknowledges, renews and extends its continued liability under said Guaranty Agreement and Guarantor hereby agrees that its Guaranty Agreement remains in full force and effect; and (iv) guarantees to the Administrative Agent the prompt payment when due of all amounts owing or to be owing by it under its Guaranty Agreement pursuant to the terms and conditions thereof, as modified hereby.

The foregoing acknowledgment and ratification of the undersigned Guarantor shall be evidenced by signing the space provided below, to be effective as of the Fourth Amendment Effective Date.

ENTERPRISE PRODUCTS PARTNERS L.P.,

a Delaware limited partnership

By:	Enterprise Products GP, LLC,
General Partner

By	/s/ W. Randall Fowler
W. Randall Fowler
Senior Vice President and Treasurer